EXHIBIT 10.1
Execution Version
March 18, 2020
Sonoco Products Company
One North Second Street
Hartsville, SC 29550
Attn: Treasurer
Re: March 2020 364-Day Term Loan Facility
Ladies and Gentlemen:
WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”) is pleased to make available to SONOCO PRODUCTS COMPANY, a South Carolina corporation (the “Borrower”), a 364-day term loan facility on the terms and subject to the conditions set forth below. Terms not defined herein have the meanings assigned to them in Exhibit A hereto.

1.The Facility.
(a)The Term Loan. Subject to the terms and conditions set forth herein, the Lender agrees to make a term loan to the Borrower (the “Term Loan”), which is due and payable on the Maturity Date, in an aggregate principal amount of $150,000,000, to be advanced in a single draw during the Availability Period. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan shall be comprised of one or more individual Base Rate Loans and/or Eurodollar Rate Loans as set forth herein.
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(b)Borrowing, Conversions, Continuations. The Borrower may request that the Term Loan be (i) made as or converted to Base Rate Loans by irrevocable notice in the form separately provided by the Lender to the Borrower and to be received by the Lender at the address specified in such notice not later than 1:00 p.m. on the Business Day of the borrowing or conversion, or (ii) made or continued as, or converted to, Eurodollar Rate Loans by irrevocable notice in the form separately provided by the Lender to the Borrower and to be received by the Lender at the address specified in such notice not later than 1:00 p.m. three Business Days prior to the Business Day of the borrowing, continuation or conversion. If the Borrower fails to give a notice of conversion or continuation prior to the end of any Interest Period in respect of any Eurodollar Rate Loan, the Borrower shall be deemed to have requested that such Term Loan be converted to a Base Rate Loan on the last day of the applicable Interest Period. If the Borrower requests that a Term Loan be continued as or converted to a Eurodollar Rate Loan, but fails to specify an Interest Period with respect thereto, the Borrower shall be deemed to have selected an Interest Period of one month. Notices pursuant to this Paragraph 1(b) may be given by telephone if promptly confirmed in writing.

Each Eurodollar Rate Loan shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Base Rate Loan shall be in a minimum principal amount of $5,000,000 or a whole

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multiple of $100,000 in excess thereof. There shall not be more than five different Interest Periods in effect at any time.

(c)Interest. At the option of the Borrower, the Term Loan shall bear interest at a rate per annum equal to (i) the Eurodollar Rate plus the Applicable Rate; or (ii) the Base Rate plus the Applicable Rate. Interest on Base Rate Loans when the Base Rate is determined by the Lender’s “prime rate” shall be calculated on the basis of a year of 365 or 366 days and actual days elapsed. All other interest hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.

The Borrower promises to pay interest (i) for each Eurodollar Rate Loan, (A) on the last day of the applicable Interest Period, and, if the Interest Period is longer than three months, on the respective dates that fall every three months after the beginning of the Interest Period, and (B) on the date of any conversion of such Term Loan to a Base Rate Loan; (ii) for Base Rate Loans, on the last Business Day of each calendar quarter; and (iii) for the Term Loan, on the Maturity Date. If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.

After the date any principal amount of the Term Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary obligation hereunder shall have become due and payable (in each case without regard to any applicable grace periods), the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus the Applicable Rate plus 2%. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of the Term Loan at a rate per annum equal to the Base Rate plus the Applicable Rate plus 2%. Accrued and unpaid interest on past due amounts shall be payable on demand.

In no case shall interest hereunder exceed the amount that the Lender may charge or collect under applicable law

(d)Evidence of Loans. The Term Loan and all payments thereon shall be evidenced by the Lender’s loan accounts and records; provided, however, that upon the request of the Lender, the Term Loan may be evidenced by a promissory note in the form of Exhibit B hereto in addition to such loan accounts and records. Such loan accounts, records and promissory note shall be conclusive absent manifest error of the amount of the Term Loan and payments thereon. Any failure to record the Term Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Term Loan.

(e)Repayment. The Borrower promises to pay the Term Loan then outstanding on the Maturity Date.
The Borrower shall make all payments required hereunder not later than 1 p.m. on the date of payment in same day funds in Dollars and in

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accordance with the wiring instructions separately provided by the Lender to the Borrower (or such other wiring instructions as the Lender may from time to time designate in writing).
All payments by the Borrower to the Lender hereunder shall be made to the Lender in full without set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof. The Borrower shall reimburse the Lender for any taxes imposed on or withheld from such payments (other than taxes imposed on the Lender’s income, and franchise taxes imposed on the Lender, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof).
To the extent that any payment by or on behalf of the Borrower is made to the Lender and such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or any other party claiming through the Borrower, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.

(f)Prepayments. The Borrower may, upon three Business Days’ notice, in the case of Eurodollar Rate Loans, and upon same-day notice in the case of Base Rate Loans, prepay the Term Loan on any Business Day not later than 1 p.m. on such date of payment in same day funds in Dollars in accordance with the wiring instructions separately provided by the Lender to the Borrower; provided that the Borrower pays all Breakage Costs (if any) associated with such prepayment on the date of such prepayment. Prepayments of Eurodollar Rate Loans must be accompanied by a payment of interest on the amount so prepaid. Prepayments of Eurodollar Rate Loans must in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Prepayments of Base Rate Loans must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Subject to the foregoing terms, amounts prepaid under this Paragraph 1(f) shall be applied as the Borrower may elect; provided, that, if the Borrower shall fail to specify its elected application with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.

(g)Application of the Facility. The proceeds of the Term Loan established hereby shall be used by the Borrower and its Subsidiaries solely for the repayment of commercial paper outstandings and other general corporate purposes.

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2.Conditions Precedent to Loans.
(a)Conditions Precedent to Initial Loan. As a condition precedent to the availability of the Term Loan hereunder, the Lender must receive the following from the Borrower in form satisfactory to the Lender:
(i)the enclosed duplicate of this Agreement duly executed and delivered on behalf of the Borrower;
(ii)a certified borrowing resolution or other evidence of the Borrower’s authority to borrow;
(iii)a certificate of incumbency;
(iv)if requested by the Lender, a promissory note as contemplated in Paragraph 1(d) above;
(v)any fees (including an upfront fee of $50,000, which fee shall be fully earned on the Closing Date and shall be nonrefundable) required to be paid on or before the Closing Date;
(vi)unless waived by the Lender, payment of all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of fees, charges and disbursements as shall constitute its reasonable estimate of fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender); and

(vii)such other documents and certificates (including legal opinions) as the Lender may reasonably request.

(b)Conditions to Borrowing, Continuation and Conversion. As a condition precedent to the borrowing, continuation and conversion of the Term Loan:
(i)the Borrower must furnish the Lender with, as appropriate, a notice of borrowing, continuation or conversion;
(ii)with respect to the borrowing, each representation and warranty set forth in Paragraph 3 below shall be true and correct in all material respects as if made on the date of such borrowing; and

(iii)no Default shall have occurred and be continuing on the date of such borrowing, continuation or conversion.

Each notice of borrowing and notice of continuation or conversion shall be deemed a representation and warranty by the Borrower that the conditions referred to in clauses (ii) and (iii) above have been met.

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3.Representations and Warranties. The Borrower represents and warrants that the proceeds of the Term Loan have been and shall be used by the Borrower and its Subsidiaries in accordance with Paragraph 1(g) above. The Borrower hereby further agrees that the representations and warranties contained in Article V of the Incorporated Agreement (the “Incorporated Representations”) as such representation or warranty is in effect on the Closing Date are hereby incorporated by reference and shall be as binding on the Borrower as if fully set forth herein. Notwithstanding the above, with respect to the Incorporated Representations, (i) the representations and warranties contained in Section 5.05 of the Incorporated Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Incorporated Agreement, (ii) the references to the “Closing Date” in Sections 5.05(b), 5.13 and (c) and 5.15 of the Incorporated Agreement shall be deemed to refer to the Closing Date hereof, and (iii) the reference to “Form 10-K for the year ended December 31, 2016 in Section 5.13 shall be deemed to refer to the Form 10-K for the year ended December 31, 2019.

4.Covenants. . So long as principal of and interest on the Term Loan or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied, the Borrower shall comply with all the covenants and agreements applicable to it contained in Articles VI (Affirmative Covenants) except Section 6.11 (Use of Proceeds) and VII (Negative Covenants) of the Incorporated Agreement (collectively, the “Incorporated Covenants”), including for purposes of this Paragraph 4 each Additional Incorporated Agreement Covenant. The covenants and agreements of the Borrower referred to in the preceding sentence (including all exhibits, schedules and defined terms referred to therein) are hereby (or, in the case of each Additional Incorporated Agreement Covenant, shall, upon its effectiveness, be) incorporated herein by reference as if set forth in full herein with appropriate substitutions, including the following:

(a)all references to “this Agreement” shall be deemed to be references to this Agreement;
(b)all references to “the Borrower” shall be deemed to be references to the Borrower;
(c)all references to “the Administrative Agent”, “the Lenders” and the “Required Lenders” shall be deemed to be references to the Lender;
(d)all references to “Default” and “Event of Default” shall be deemed to be references to a Default and an Event of Default, respectively; and
(e)all references to “Loans” shall be deemed to be references to the Term Loan.
All such covenants and agreements so incorporated herein by reference shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement.

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Any financial statements, certificates or other documents received by the Lender under the Incorporated Agreement shall be deemed delivered hereunder, it being agreed that the requirement to deliver any such financial statements, certificates and other documents required to be delivered by the covenants and agreements so incorporated herein by reference shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement.
5.Events of Default. The following are “Events of Default:”
(a)The Borrower fails to pay any principal of the Term Loan as and on the date when due; or
(b)The Borrower fails to pay any interest on the Term Loan, or any fee due hereunder, or any portion thereof, within three days after the date when due; or the Borrower fails to pay any other fee or amount payable to the Lender under any Loan Document, or any portion thereof, within five days after the date due; or
(c)The Borrower fails to comply with (i) any covenant or agreement incorporated herein by reference pursuant to Paragraph 4 above, subject to any applicable grace period and/or notice requirement set forth in Section 8.01(c) of the Incorporated Agreement (it being understood and agreed that any such notice requirement shall be met by the Lender’s giving the applicable notice to the Borrower hereunder) or (ii) any other provision of such Paragraph 4; or
(d)Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or
(e)Any “Event of Default” specified in Article VIII of the Incorporated Agreement (the “Incorporated Events of Default”) (including for purposes of this Paragraph 5(e) each Additional Incorporated Agreement Event of Default), occurs and is continuing, without giving effect to any waiver or amendment thereof pursuant to the Incorporated Agreement, it being agreed that each such “Event of Default” shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement.
Upon the occurrence of an Event of Default, the Lender may declare all sums outstanding hereunder and under the other Loan Documents, including all interest thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States of America, all sums outstanding hereunder and under each other Loan Document, including all interest thereon, shall become and be

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immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

6.Most Favored Lender Provision.
(a)If the Borrower or any of its Subsidiaries shall (i) enter into any new bank loan facility with an aggregate principal amount in excess of $25,000,000 or (ii) modify, amend or refinance any bank loan facility with an aggregate principal amount in excess of $25,000,000 existing on the Closing Date, in either case with an “all-in yield” that is higher than the “all-in yield” for the Term Loan by more than 25 basis points, then the Applicable Rate for the Term Loan shall be automatically increased to the extent necessary so that the “all-in yield” of the Term Loan is equal to the “all-in yield” for such bank loan facility minus 25 basis points. For purposes hereof, the term “all-in yield” shall include all (A) interest rate margins, (B) facility or similar fees and (C) the effect of any and all interest rate floors.

(b)If the Borrower or any of its Subsidiaries shall (i) enter into any new bank loan facility with an aggregate principal amount in excess of $25,000,000 or (ii) modify, amend or refinance any bank loan facility with an aggregate principal amount in excess of $25,000,000 existing on the Closing Date, in either case that includes (A) affirmative, negative or financial covenants or events of default (including any affirmative, negative or financial covenants or events of default that are not contained in this Agreement), including related definitions, which are more restrictive on the Borrower and/or its Subsidiaries than any of the provisions set forth or incorporated herein, or (B) grants of collateral security, guaranties or other credit support for such indebtedness, then the Borrower shall promptly notify the Lender thereof and such terms shall, without further action on the part of the Borrower or the Lender, automatically be deemed to be incorporated into this Agreement as if set forth fully herein, mutatis mutandis. The Borrower agrees to promptly execute and deliver at its expense an amendment to this Agreement and such additional documents and filings in form and substance satisfactory to the Lender evidencing the amendment or modification of this Agreement to include such terms, collateral security, guaranties or other credit support; provided that the execution and delivery of any such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this provision, but will merely be for the convenience of the parties hereto.

7.Miscellaneous.

(a)The parties hereto hereby agree that the provisions set forth in Sections 1.02 1.03, 1.04 and 1.05 and Article III (other than Section 3.06) of the Incorporated Agreement (the “Additional Incorporated Provisions”) are incorporated by reference (with such adjustments or modifications as necessary to maintain the substance of the provisions contained therein) and shall be binding on the parties hereto as if set forth fully herein. The

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incorporation by reference to the Incorporated Agreement of the Incorporated Representations, the Incorporated Covenants, the Incorporated Events of Default and the Additional Incorporated Provisions shall survive the termination of the Incorporated Agreement. The Incorporated Representations, the Incorporated Covenants, the Incorporated Events of Default and the Additional Incorporated Provisions (including all exhibits, schedules and defined terms referred to therein) are hereby incorporated herein by reference as if set forth in full herein with appropriate substitutions, including the following (with such adjustments or modifications as necessary to maintain the substance of the provisions contained therein): (a) all references to “this Agreement” shall be deemed to be references to this Agreement; (b) all references to “the Administrative Agent” shall be deemed to be references to the Lender, (c) all references to “the Lenders” shall be deemed to be references to the Lender, (d) all references to “the Required Lenders” shall be deemed to be references to the Lender; (e) all references to “Default” and “Event of Default” shall be deemed to be references to a Default and an Event of Default, respectively, as defined herein; (f) all references to “the Loans” shall be deemed to be references to the Term Loan; (g) all references to “Revolving Loans” shall be deemed to be references to the Term Loan; (h) all references to “Eurodollar Rate Loan” shall be deemed to be references to Eurodollar Rate Loan as defined herein; and (i) all references as to “Loan Document” or “Loan Documents” or any similar reference shall be deemed refer to this Agreement as well as the other Loan Documents.

(b)No amendment or waiver of any provision of this Agreement (including any provision of the Incorporated Agreement incorporated herein by reference pursuant to Paragraph 4 and 7(a) above and any waiver of Paragraph 5(d) or Paragraph 5(e) above) or of any other Loan Document and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such amendment, waiver or consent shall be in writing and signed by a duly authorized officer of the Lender, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.

(c)Except as otherwise expressly provided herein, notices and other cExcept as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to the address provided from time to time by such party. Any such notice or other communication sent by overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal

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business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). All notices and other communications sent by the other means listed in the first sentence of this paragraph shall be effective upon receipt. Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to the Lender pursuant to Paragraph 1(b) hereof shall be effective only upon receipt. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in writing by such Person for such purpose, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

The Lender shall be entitled to rely and act upon any notices (including telephonic notices of borrowing, conversions and continuations) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and the Borrower hereby consents to such recording.

(d)This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights and obligations hereunder. The Lender may at any time, at its own expense, (i) assign all or any part of its rights and obligations hereunder to any other Person with the consent of the Borrower, such consent not to be unreasonably withheld, provided that no such consent shall be required if the assignment is to an affiliate of the Lender or if a Default exists, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to the

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Borrower. The Borrower agrees to execute any documents reasonably requested by the Lender in connection with any such assignment. All information provided by or on behalf of the Borrower to the Lender or its affiliates may be furnished by the Lender to its affiliates and to any actual or proposed assignee or participant.

(e)The Borrower shall pay the Lender, on demand, all reasonable out-of-pocket expenses and legal fees (including the allocated costs for in-house legal services) incurred by the Lender in connection with the enforcement of this Agreement or any instruments or agreements executed in connection herewith.

(f)The Borrower shall indemnify the Lender, its affiliates, and their respective partners, directors, officers, employees, agents and advisors (collectively the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, (ii) the Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available (A) to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Term Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other

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materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby and (B) with respect to a dispute among two or more Indemnitees which does not arise as a result of the action or inaction of the Borrower. The agreements in this Paragraph 7(f) shall survive the repayment, satisfaction or discharge of all the other obligations and liabilities of the Borrower under the Loan Documents. All amounts due under this Paragraph 7(f) shall be payable within ten Business Days after demand therefor.

(g)To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Term Loan or the use of the proceeds thereof. Nothing contained in this Paragraph 6(g) shall be deemed to restrict the Borrower’s right to pursue any and all legal remedies available to the Borrower for breach of any representation, covenant, warranty or other agreement set forth in any Loan Document.
(h)If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(i)This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(j)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLTED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR

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DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY AFFILIATES, PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, TRUSTEES, ADMINISTRATORS, MANAGERS, ADVISORS AND REPRESENTATIVES OF THE LENDER IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS PARAGRAPH 7(j). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN PARAGRAPH 7(j). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(k)THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL

Sonoco Products Company
March 18, 2020

BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(l)The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(m)The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments or other modifications, notices of borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it.

(n)If an Event of Default shall have occurred and be continuing, the Lender and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand,

Sonoco Products Company
March 18, 2020

provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and its affiliates under this paragraph are in addition to other rights and remedies (including other rights of setoff) that the Lender or its affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(o)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERCEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.

[Signatures Appear on the Following Page]

Please indicate your acceptance of the Term Loan on the foregoing terms and conditions by returning an executed copy of this Agreement to the undersigned not later than March 18, 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:  ________________________________
Name:
Title:

Accepted and Agreed to as of the date first written above:

SONOCO PRODUCTS COMPANY

By:  ________________________________
Name:
Title:

U.S. Taxpayer Identification Number: 57-0248420

Date:  ________________________________

EXHIBIT A
DEFINITIONS

Additional Incorporated Agreement Covenant:	A covenant or agreement that is added to Articles VI (Affirmative Covenants) or VII (Negative Covenants) of the Incorporated Agreement after the date hereof, as such covenant or agreement is in effect on the date so added, without giving effect to any subsequent amendment or other modification thereof.
Additional Incorporated Agreement Event of Default:	An “Event of Default” that is added to Article VIII of the Incorporated Agreement after the date hereof, as such “Event of Default” is in effect on the date so added, without giving effect to any subsequent amendment or other modification thereof.
Agreement:	This letter agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.
Applicable Rate:	From time to time, the following percentages per annum, based upon the Debt Rating as set forth in the pricing grid below:

Pricing Level	Debt Ratings	Eurodollar Margin	Base Rate Margin
I	≥A/A2	0.875%	0.000%
II	A-/A3	1.000%	0.000%
III	BBB+/Baa1	1.125%	0.125%
IV	BBB/Baa2	1.250%	0.250%
V	≤BBB-/Baa3	1.375%	0.375%

“Debt Ratings” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level V being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating on the Closing Date. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(e) of the Incorporated Agreement and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. For purposes of the foregoing,

(a) if no Debt Rating shall be available, such rating agencies shall be deemed to have established a Debt Rating which is one rating grade higher than the subordinated debt rating grade of the Borrower, (b) if no Debt Rating or subordinated debt rating grade shall be available, the Applicable Rate shall be as set forth in Pricing Level V. The Applicable Rate shall be subject to modification pursuant to Paragraph 6(a).
Availability Period:
The period from the Closing Date to the earliest of (a) May 31, 2019, (b) the termination of the Incorporated Agreement and (c) the occurrence of an Event of Default; provided that the Availability Period shall automatically terminate upon the funding of the Term Loan.

Base Rate:
For any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its “prime rate” and (c) the Eurodollar Rate plus 1.00%; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement The Lender’s prime rate is a rate set by the Lender based upon various factors including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan:	A Loan bearing interest based on the Base Rate.
Breakage Costs:	Any loss, cost or expense incurred by the Lender (including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by the Lender to maintain the relevant Eurodollar Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) as a result of (i) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (ii) any failure by the Borrower (for a reason other than the failure of the Lender to make the Term Loan when all conditions to making such Term Loan have been met by the Borrower in accordance with the terms hereof) to prepay, borrow, continue or convert any Eurodollar Rate Loan on a date or in the amount notified by the Borrower. The certificate of the Lender as to its costs of funds, losses and expenses incurred shall be conclusive absent manifest error.
Business Day:	Any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or the state where the Lender’s lending office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Closing Date	March 18, 2020.
Default:	Any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
Delayed Draw Funding Date:	The funding date of the Term Loan.
Dollar or $:	The lawful currency of the United States of America.
Environmental Laws:	Any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
Environmental Liability:	Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
Eurodollar Rate:
(a)For any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate or a comparable or successor rate, which rate is approved by the Lender (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing quotations as may be designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)For any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m. London time on such date of determination for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Lender, such approved rate shall be applied in a manner as otherwise reasonably determined by the Lender; provided, further that if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

Eurodollar Rate Loan:	A Loan bearing interest based on the Eurodollar Rate.

Event of Default:	Has the meaning set forth in Paragraph 5.
Federal Funds Rate:	For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such day on such transactions as determined by the Lender; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
Hazardous Materials:	All explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
Incorporated Agreement:	The Credit Agreement, dated as of July 20, 2017, as amended by the First Amendment to Credit Agreement dated as of February 14, 2020, among the Borrower, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Unless otherwise specified herein, all references to the Incorporated Agreement shall mean the Incorporated Agreement as in effect on the date hereof, without giving effect to any amendment, supplement or other modification thereto or thereof after the date hereof.
Indemnitee:	Has the meaning set forth in Paragraph 7(f).
Interest Period:
For each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its notice to the Lender; provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the Maturity Date.

Loan Documents:	This Agreement, the promissory note and fee letter, if any, delivered in connection with this Agreement.
Maturity Date:	March 17, 2021.
Moody’s:	Moody’s Investors Service, Inc. and any successor thereto.
Person:	Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
Responsible Officer:	The chief executive officer, president, chief financial officer or treasurer of the Borrower and, solely for purposes of notices given pursuant to Paragraph 1, any other officer of employee of the Borrower so designated by any of the foregoing officers in a notice to the Lender or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Lender. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
S&P:	S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
Subsidiary:	With respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” refer to a Subsidiary or Subsidiaries of the Borrower.

EXHIBIT B
FORM OF PROMISSORY NOTE
$150,000,000  March 18, 2020
FOR VALUE RECEIVED, the undersigned, SONOCO PRODUCTS COMPANY, a South Carolina corporation (the “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”) the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the letter agreement, dated as of even date herewith (such letter agreement, as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the “Agreement”), between the Borrower and the Lender, on the Maturity Date. The Borrower further promises to pay interest on the unpaid principal amount of the Term Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.

The loan account records maintained by the Lender shall at all times be conclusive evidence, absent manifest error, as to the amount of the Term Loans and payments thereon; provided, however, that any failure to record any Term Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Term Loans.

This promissory note is the promissory note referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity of the Term Loans evidenced hereby upon the happening of certain stated events and also for prepayments on account of principal of the Term Loans prior to the maturity thereof upon the terms and conditions therein specified.

Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein. This promissory note shall be governed by, and construed in accordance with, the laws of the State of New York.

SONOCO PRODUCTS COMPANY

By:  _____________________________
Name:
Title: